Exhibit 99.4

CONSENT OF J.P. MORGAN SECURITIES LLC

We hereby consent to (i) the use of our opinion letter dated June 28, 2018 to the Board of Directors of Akebia Therapeutics, Inc. (the “Company”) included in Annex D to Registration Statement on Form S-4 of the Company, which includes the joint proxy statement/prospectus (the “Joint Proxy Statement/Prospectus”) relating to the proposed merger of a wholly owned subsidiary of the Company and Keryx Biopharmaceuticals, Inc., and (ii) the references to such opinion in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

J.P. MORGAN SECURITIES LLC

By:	/s/ William Thiessen
Name: William Thiessen
Title: Managing Director

October 1, 2018